UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
November 30, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)
Company’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 30, 2006, the Board of Directors of Sun New Media, Inc. (the “Company”) elected Mr. Walt Beach to serve on the Board of Directors of the Company, effective December 5, 2006. The Board of Directors has determined that Mr. Beach is an independent director.
Mr. Beach will serve as the Chairman of the Company’s Compensation Committee and as a member of its Audit Committee and Nominating & Governance Committee.
As a member of the Company’s Board of Directors, Mr. Beach is entitled to annual compensation of $2,000 per month until June 30, 2007. From July 1, 2007, Mr. Beach will be receive the following compensation:
•	$30,000 cash per year, paid as a quarterly retainer

•	$1,000 cash for each board meeting or committee meeting attended

•	An initial stock option grant of 25,000 options, vesting 50% at grant and 50% after 12 months

•	20,000 stock options per year, vesting immediately

•	Compensation Chair payment of $5,000 per year, paid as a quarterly retainer
A press release dated December 5, 2006 announcing Mr. Beach’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 5, 2006, announcing the appointment of Walt Beach as director.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2006

Sun New Media, Inc.

By:	/s/ Thomas A. Schuler
Thomas A. Schuler
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 5, 2006, announcing the appointment of Walt Beach as director.